UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 1, 2008 (April 25, 2008)

Global Services Partners Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Fairview Park Drive, Suite 500 Falls Church, Virginia 22042
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 286-3776

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01 Changes in Control of Registrant.
Item 8.01 Other Events.

At a special meeting (the “Special Meeting”) of the stockholders of Global Services Partners Acquisition Corp. (the “Company”) convened on April 24, 2008, Proposal 1 set forth in the Company’s Definitive Proxy Statement (No. 000-51869), filed with the Securities and Exchange Commission on April 11, 2008, was not approved by the holders of a majority of shares of the Company’s Class B common stock, present in person or by proxy and entitled to vote at the Special Meeting. The proposal asked the Company’s stockholders to approve the adoption of the Agreement and Plan of Reorganization (“Reorganization Agreement”), dated January 15, 2008, as amended, by and among the Company, SouthPeak Interactive, L.L.C. (“SouthPeak”), the Company’s wholly-owned subsidiary SouthPeak Interactive Corporation (“SP Holdings”), SP Holdings’ wholly-owned subsidiary GSPAC Merger Company, and the members of SouthPeak, pursuant to which the Company was to consummate a merger and business combination. As a result of the proposal not being approved, none of the other proposals were voted on by the stockholders, the Special Meeting concluded at 4:00 pm local time on April 25, 2008 and the Reorganization Agreement was terminated as of April 25, 2008 by the Company and SouthPeak.

In accordance with the Company’s certificate of incorporation, as a result of the Company not consummating a business combination on or before April 25, 2008, effective on that date, each share of the Company’s Class B common stock was cancelled and automatically converted into the right to receive a pro rata portion of the trust account maintained by the Company since its initial public offering for the benefit of the Class B common stock. The Company has directed the trustee of the trust account to distribute to all holders of its Class B common stock, in proportion to their respective equity interest in the Class B common stock, an aggregate sum equal to the amount in the trust account, inclusive of any interest. The Company estimates that the former holders of its Class B common stock will receive $5.36 for each cancelled share.

On April 25, 2008, subsequent to the termination of the Special Meeting and the Reorganization Agreement, the Company entered into an Agreement (the “Agreement”) with SouthPeak and the members of SouthPeak pursuant to which the members of SouthPeak agreed to enter into a new definitive agreement with the Company to exchange their membership interests in SouthPeak for shares of the Company’s common stock. The Agreement provided that the new definitive agreement for the acquisition of SouthPeak would contain customary terms and conditions and must also include the following specific conditions:

(a) SouthPeak and/or the Company shall have completed, contemporaneous with the closing of the definitive agreement, a financing with gross proceeds of no less than $5.0 million;

(b) the transactions contemplated in the definitive agreement must be consummated by May 31, 2008;

(c) the total purchase price to be paid by the Company for SouthPeak shall consist solely of common stock of the Company having a fair value of no more than $35.0 million;

(d) the Company shall have obtained 12 months of directors’ and officers’ liability insurance and 12 months of “tail” coverage for any departing directors and officers of the Company; and

(e) all of the Company’s known outstanding liabilities due as of the closing of the definitive agreement shall have been paid in full or, if not yet due, adequate provision shall have been made for the same.

In order to facilitate the consummation of the acquisition of SouthPeak, pursuant to the Agreement, on April 25, 2008, the Company issued 1,000,000 shares of its common stock (the “Shares”) to Terry M. Phillips, managing member of SouthPeak (“Phillips”), as advance consideration in exchange for SouthPeak’s and its members’ continued exclusive relationship with the Company. Based on a total of 1,920,100 shares of common stock of the Company outstanding as of the close of business on April 25, 2008 (giving effect to the cancellation of the Company’s Class B common stock on that date), the Shares represent 52.1% of the outstanding common stock of the Company. At the request of Phillips, two designees of Phillips may be elected to the Board of Directors of the Company. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of the Shares.

If the closing of a definitive agreement as contemplated under the Agreement shall not have occurred on or before May 15, 2008 (subject to the unilateral right of SouthPeak to extend such date to May 30, 2008), the Shares, at the option of the Company, shall immediately be cancelled with no further action on the part of Phillips.

A copy of the joint press release announcing the execution of the Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 99.2 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2008, Mr. Rahul Prakash, the Company’s Chairman and Chief Executive Officer, and Dr. Brian Boyle, a member of the board of directors of the Company, each submitted their resignations from the Company’s board of directors. Neither Mr. Prakash nor Dr. Boyle had any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 28, 2008, the Company’s board of directors appointed Mr. Abhishek Jain, a member of the Company’s board of directors and the Company’s President, to serve as Chairman of the Company’s board of directors and the Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of the Company and SouthPeak Interactive, L.L.C., dated April 28, 2008*

99.2	Agreement among the Company, SouthPeak Interactive, L.L.C. and the members of SouthPeak Interactive, L.L.C., dated April 25, 2008
_________________
*
This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

By:	/s/ Abhishek Jain
Abhishek Jain
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release of the Company and SouthPeak Interactive, L.L.C., dated April 28, 2008*

99.2	Agreement among the Company, SouthPeak Interactive, L.L.C. and the members of SouthPeak Interactive, L.L.C., dated April 25, 2008
_________________
*
This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.